UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 18, 2007

GENTA INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

0-19635 (Commission File Number)		33-0326866 (IRS Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ (Address of Principal Executive Offices)		07922 (Zip Code)

(908) 286-9800
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 18, 2007, Genta Incorporated, (the Company), issued a press release announcing that the Company will conduct a new randomized controlled Phase 3 trial of its lead anticancer product, Genasense® (oblimersen sodium) Injection, in patients with advanced melanoma.  The Company has sought scientific advice on final aspects of the trial design from regulatory authorities in Europe and the U.S.  The Company is actively recruiting experienced investigative sites in Europe, Australia, and North and South America, and expects to initiate patient enrollment during the summer of 2007.

The trial is designed to expand evidence for the safety and efficacy of Genasense combined with dacarbazine for patients who have not previously been treated with chemotherapy.  The study will prospectively target patients using a biomarker that identified patients who derived maximal benefit in a preceding trial of Genasense, including significant increases in overall and progression-free survival.  Genta expects to enroll approximately 300 subjects in this trial.  Genasense in melanoma has been designated an Orphan Drug in Australia and the U.S., and the drug has Fast Track designation in the U.S.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of the Company dated April 18, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

Date:	April 18, 2007	By:	/s/ RICHARD J. MORAN
			Name:	Richard J. Moran
			Title:	Senior Vice President, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description	Sequentially Numbered Page
99.1	Press Release of the Company dated April 18, 2007